Exhibit 10.3

MODIFICATION, AMENDMENT, AND FURTHER EXTENSION
OF THE “AGREEMENT TO EXTEND OPTION”
DATED EFFECTIVE ON APRIL 26, 2013

WHEREAS THIS AGREEMENT MODIFIES, AMENDS, AND EXTENDS THE PREVIOUS APRIL 26, 2013 AGREEMENT TO EXTEND OPTION BETWEEN THE FOLLOWING PARTIES:

EGPI Firecreek, Inc. on behalf of itself and all of its wholly  owned subsidiaries including, but not limited to, Energy Producers, Inc. (“EPI”), and conjunction with Mondial Ventures, Inc., ("Mondial"), having entered into an Agreement to Extend Option (the "Agreement") with Success Oil Company Inc. ("Success"), (individually and collectively referred to as the "Parties'', regarding a certain option agreement (the "Option Agreement") for participation rights in certain oil and gas property interests dated November 30, 2011.

In the best interests of the parties the following provisions of the Agreement shall be revised, amended and or modified to read as follows:

Section 2, shall be restated to read: the Parties wish to extend the Option Agreement, through April 1, 2014 unless further modified or extended by the parties to this Agreement in writing and attached hereto.

Section 5. shall be restated to read: Success in return for the consideration offered, agrees to extend the option granted in the Option Agreement until April 1, 2014, unless further modified or extended by the parties to this Agreement in writing and attached hereto.

Section 9.b. shall read as follows: The note, as described in paragraphs 6 and 8, shall remain due and payable until April 1, 2014 during which time EGPI or Mondial may, within 5 days thereof, either i) pay the full amount due, or ii) convert the entire balance of the note to shares in EGPI Firecreek, Inc. (“EGPI”) or Mondial (“MNVN”) on terms then negotiated, but on terms no less favorable than those given to any other lender or creditor of EGPI or Mondial, and in accordance with rules and regulations governing such transactions.

Section 9.c. shall be stricken.

Section 10. shall read as follows: The Parties agree that the extension of the Option Agreement is cancelable at any time, with 5 days written notice, unless the Debt owed and acknowledged above is paid in full under the terms and provisions of this Agreement. (the second sentence shall be stricken/omitted from the paragraph).

Section 11. shall be stricken.

Section 13. shall be stricken.

These revisions, amendments, and or modifications shall be effective as of December 31, 2013.
This Agreement shall inure to the benefit of each of the Parties, their heirs, successors, agents, interests and assigns.

IN WITNESS WHEROF, the Parties have caused this Agreement to be executed on the date set forth below.

SUCCESS OIL CO., INC.	EGPI FIRECREEK, INC.,	MONDIAL VENTURES, INC.
and on behalf of all subsidiaries

/s/Jeru Morgan	/s/Dennis Alexander	/s/Dennis Alexander

By: Jeru Morgan,	By: Dennis Alexander	By: Dennis Alexander
Its: President	Its: Chairman and CEO	Its: CEO

AGREEMENT TO EXTEND OPTION

EGPI Firecreek, Inc. on behalf of itself and all of its wholly  owned subsidiaries including, but not limited to, Energy Producers, Inc. (“EGPI”), and Mondial Ventures, Inc., ("Mondial"), hereby enter into this agreement (the "Agreement"), with Success Oil Company Inc. ("Success"), (individually and collectively referred to as the "Parties'', regarding a certain option agreement (the "Option Agreement") for participation rights in certain oil and gas property interests dated November 30, 2011.

THE PARTIES STATE AND MUUTUALLY AGREE TO THE FOLLOWING:

1.	The Option Agreement dated November 30, 2011 was entered into by Success reinstating EGPI' s option in a Participation agreement for the development of the South 40 of the "JB Tubbs Lease."

2.	WHEREAS the Parties wish to extend the Option Agreement for a period ending on December 31, 2013.

3.	WHEREAS EGPI and Mondial tender consideration as stated below , the sufficiency of which is hereby acknowledged .

4.	WHEREAS Success in return for the consideration grants the extension .

5.	Success in return for the consideration offered, agrees to extend the option granted in the Option Agreement for a period ending on December 31, 2013 .

6.
EGPI agrees that Energy Producers, Inc., a wholly owned subsidiary of EGPI, acknowledge and agree that EGPI has a certain obligation to Success under an Agreement and Promissory Note, (the "Note") attached here as Exhibit A, between Energy Producers, Inc. and Success dated July 1, 2012, and that said Note calls for a monthly payment to Success in the amount of Two Thousand , Twenty Two dollars and seventy six cents ($2,022.76) With the first of such payments having been due on January 1, 2013 . It is additionally acknowledged by EGPI and Mondial that no such payments have been made, and that under the terms on the Note it is thus fully callable by Success. EGPI and Mondial further agree that success is entitled to the remedies allowed under the Note.

7.
EGPI agrees that Energy Producers, Inc. a wholly owned subsidiary of EGPI acknowledge and agree that EGPI has a certain obligation to Success under an Agreement and Promissory Note, (the "Note2") between Energy Producers, Inc. and Success dated July 1, 2012, and that said Note 2 calls for a monthly payment to Success in the amount of One Thousand, Six Hundred Seventy dollars and twenty eight cents ($1,670.28) with the first of such payments having been due on August 1, 2012. It is additionally acknowledged by EGPI and Mondial all such payments have not been made and that under the terms of the note it is thus fully callable by Success. EGPI and Mondial further agree that Success is entitled to the remedies allowed under the Note2 .

Extension Agreement June 2013

           Page 1 of 4                                                                JM DA_

8.
EGPI and Mondial agree that the debt acknowledged in paragraphs 6 and 7 above, the first totaling Two Hundred Forty-Two Thousand Seven Hundred Thirty One dollars and 39 cents ($242,731.39), reduced to Two Hundred Thousand ($200,000.00) under a prior extension agreement dated June 19, 2012 and the second totaling Sixty Thousand One Hundred Twenty Nine dollars and Ninety-Three cents ($60,129.96) (collectively hereafter as "Debt") shall convert/revert to the Joint Operating Billing Statement (JIBS) or as otherwise provided by this Agreement.

9.	Success agrees and covenants to discharge and cancel the Notes described in the above paragraphs pursuant to the following subparagraphs :

a.
Upon   execution   of  this   agreement   by   the   parties,  Note2 (originally $60, 129.96) shall be discharged and canceled. The remaining balance shall convert/revert to the Joint Operating Billing Statement (JIBS).

b.	The Note, as described in paragraphs 6 and 8, shall remain due and payable for 90 days from the date of this Agreement during which time EGPI or Mondial may:

i. Pay the full amount due. EGPI or Mondial agree that partial payments are not acceptable. Payment must be a lump sum payment.

ii. Or, convert the entire balance of the Note to its common unrestricted stock. This conversion shall be on terms then negotiated, but on terms no less favorable that those given to any other lender or creditor of EGPI or Mondial.

c.
Should the obligation created under the Note not be satisfied with the 90 days herein given, the amounts then due under said Note shall convert/revert to the Joint Operating Billing Statement (JIBS), under the same terms as agreed upon in the Note, and the Note discharged and canceled by Success.

10.
The Parties agree that the extension of the Option Agreement is cancelable at any time, unless the Debt owed and acknowledged above is paid in full under the terms and provisions of this Agreement. The Parties further agree and acknowledge that should EGPI and/or Mondial acquire the funds to exercise their option under the Option Agreement, the Debt shall transfer to the Joint Operating Billing Statement for the new project.

11.
EGPI and Mondial agree that any regulatory fees of taxes, including but not limited to ad valorem taxes, attributable to their interest in any project under any Participation Agreement with success that are due and payable shall transfer to the Joint Operating Billing Statement for the new project referenced in paragraph 10.

Extension Agreement June 2013

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12.
EGPI and Mondial agree to include or fully inform success regarding the details of any negotiations pertaining to the JB Tubbs lease, including but not limited to negotiations to secure financing involving the Option agreement and the subject property. Success covenants not to interfere with any current or prospective business relation of EGPI or Mondial in matters concerning the JB Tubbs lease.

13.
The  parties  agree  that  any  assignments  to  EGPI  and  Mondial  under  the  Option Agreement will be on a well-by-well basis as funds are escrowed .  EGPI and Mondial will only be assigned an interest in the well bore or a portion thereof and no actual acreage, surface or otherwise will convey.

14.
NO THIRD PARY BENEFICIARIES. The parties agree that except to the extent a third party is expressly given rights herein, any agreement to pay an amount and any assumption of liability herein contained, expressed or implied, shall be only for the benefit of the parties and their respective legal representatives, successors, and assigns, and such agreement or assumption shall not inure to the benefit of the obligees of any indebtedness of any party whomsoever, it being the intention of the parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein .

15.	GOVERNING LAW. TIDS AGREEMENT HAS BEEN EXECUTER AND DELIVERED IN AND SHALL BE INTERPRETED , CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

16.
In the event any provision of this Agreement in held to be unenforceable for any reason, such provision shall be severable from this Agreement if it is capable of being identified with and apportioned to reciprocal consideration or to the extent that it is a provision that is not essential and the absence of which would not have prevented the parties from entering into this agreement The unenforceability of a provision that has been performed shall not be grounds for invalidation of the agreement under circumstances in which the true controversy between the parties does not involve such provision .

17.	This Agreement shall become part of and attached to the Option Agreement as of the date signed by all Parties.

18.
For the convenience of the parties, this agreement may be executed in multiple counterparts . Each of the counterparts hereof so executed shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement

Extension Agreement June 2013
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IN WITNESS WHEROF, the Parties have caused this Agreement to be executed on the date set forth below

Success Oil Company, Inc.

/s/Jeru Morgan

Date: 6-10-2013

By: Jeru Morgan

Its: President

EGPI, itself and on behalf of all its subsidiaries

/s/Dennis R Alexander

Date: 6-17-2013

Dennis R. Alexander

Its Chairman and CEO

Mondial Ventures, Inc.

/s/Dennis R Alexander

Date: 6-17-2013

Dennis R. Alexander

Its CEO

     EXHIBIT “A” ATTACHED

Extension Agreement June 2013
Page 4 of 4                                                                JM           DA__

EXHIBIT "A"

AGREEMENT TO FURTHER EXTEND OPTION

EGPI Firecreek , Inc. on behalf of itself and all of its wholly owned subsidiaries ("EGPI"), and Mondial Ventures Inc., ("Mondial "), hereby enter into this Agreement (the "Agreement), with Success Oil Company Inc. ("Success") (individually and collectively referred to as the "Parties"), regarding a certain option agreement (the "Option Agreement") for participation rights in certain oil and gas property interests dated November 30, 2011.

Whereas EGPI and Mondial desire an extension of time to the prior "Agreement To Extend Option" dated June 19, 2012; and whereas Success wishes to assist EGPI and Mondial in their efforts to be able to exercise said Option;

Therefore it is mutually agreed as follows:

1.
EGPI and Mondial acknowledge and agree that EGPI has a certain obligation to Success under an Agreement and Promissory Note, (the "Note"), between EGPI and Success Dated July 1, 2012, and that said Note calls for a monthly payment to Success in the amount of Two Thousand , Twenty Two dollars, and 76 cents ($2022.76) with the first of such payments having been due on January 1, 2013. It is additionally acknowledged by EGPI and Mondial that no such payments have been made and that under the terms of the Note it is thus fully callable by Success.

2.	Nonetheless, Success agrees to extend the option subject of this Agreement as follows:

a.
This extension of time granted by Success shall be until a formal Agreement regarding the resolution of the aforementioned "Note" can be developed by Success's attorney to remedy the payment stah1s of the "Note". In general, that Agreement shall provide for, but not be limited to, a 90 day period during which the amounts owed under the Note may be paid to Success in cash or converted to stock under terms agreed to by the Parties with such conversion terms to be defined in the Agreement.

b.
The Agreement described in Section 2 a. above shall be drafted by Success' attorney within 14 days of this Agreement with such agreement concluded within 30 days unless otherwise agreed to in writing by both Parties .

c.
Should the Parties fail to agree to the Agreement described above in section 2 a, and/or full payment of all amounts due under the "Note" not be made as provided for under the terms of the "Note' ', the amounts owed under the "Note " shall revert to the Joint Operating Billing Statement (J .I.B.S.) and the ''Note" shall be deemed canceled .

This Agreement shall become part of and attached to the Option Agreement as of the date signed by all Parties.

The rights and obligations created by this Agreement shall be governed by and interpreted under the laws of the State of Texas without regard to any conflicts of law considerations.

Should a court of competent jurisdiction rule that any part of this Agreement is invalid or unenforceable, the remaining parts and provisions shall remain in full force and effect.

This Agreement shall inure to the benefit of each of the Parties, their heirs, successors, agents, interests and assigns.

For the convenience of the parties, this Agreement may be executed in multiple counterparts. Each of the counterparts hereof so executed shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEROF, the Parties have caused this Agreement to be executed on the date set forth below.

Success Oil Company, Inc.

/s/Jeru Morgan

Date: 4-26-2013

By: Jeru Morgan

Its: President

EGPI, itself and on behalf of all its subsidiaries

/s/Dennis R Alexander

Date: 4-25-2013

Dennis R. Alexander

Its Chairman and CEO

Mondial Ventures, Inc.

/s/Dennis R Alexander

Date: 4-25-2013

Dennis R. Alexander

Its CEO